Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Our unaudited pro forma condensed combined financial statements consist of an unaudited pro forma condensed combined balance sheet as of September 30, 2019, and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, and the year ended February 28, 2019. On October 25, 2019, in order to more closely align our operations and internal controls with standard market practice, our Board of Directors approved the change in our fiscal year end from the last day in February to December 31. Following such change, the date of our next fiscal year end is December 31, 2019. Therefore both of the condensed combined statements of operations presented in these pro forma statements contain financial data from January and February 2019 for the registrant.

In management's opinion, the unaudited pro forma condensed combined financial statements reflect certain adjustments that are necessary to present fairly our unaudited pro forma condensed combined results of operations and our unaudited pro forma condensed combined balance sheet as of and for the periods indicated. The pro forma adjustments give effect to events that are (i) directly attributable to the transactions described below, (ii) factually supportable, and, (iii) with respect to the statement of operations, expected to have a continuing impact on us. The pro forma adjustments are based on assumptions that management believes are reasonable given the best information currently available.

The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had we operated as an independent, publicly traded company during the periods presented or if the transactions described below had actually occurred as of the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered indicative of our future results of operations or financial position as an independent, publicly traded company.

The unaudited pro forma condensed combined financial statements give effect to the two transactions that have been completed since the date of the combined condensed balance sheet, September 30, 2019. Both of these transactions are treated as if they each had occurred on September 30, 2019 for the unaudited pro forma condensed combined balance sheet and on March 1, 2018 for the pro forma condensed combined statements of operations:

Emmis Transaction

•	the contribution of the assets and liabilities of WQHT-FM and WBLS-FM, as reflected in our audited and unaudited combined financial statements, from Emmis to MediaCo;

•

the distribution to Emmis of $91.8 million in cash, inclusive of purchase price adjustments, a promissory note in the amount of $5.0 million, a payment related to working capital in the amount of $5.0 million, and the issuance of 1,683,286 shares of MediaCo Class A common stock in consideration of the contribution of the WQHT-FM and WBLS-FM assets and liabilities to MediaCo;

•	the distribution of $2.1 million for costs associated with the Transaction;

•	the impact of debt financing by MediaCo to fund a portion of its $91.8 million distribution to Emmis and the use of the proceeds therefrom;

•

the issuance of 5,413,197 shares of MediaCo Class B common stock to SG Broadcasting in exchange for $41.5 million in cash and the issuance of a promissory note to SG Broadcasting in exchange for $6.25 million in cash; and

•	the impact of the management agreement between MediaCo and Emmis;

MediaCo has elected to use the historical carrying value of the WQHT-FM and WBLS-FM assets and liabilities for financial reporting purposes rather than apply push-down accounting, which would have resulted in the assets and liabilities being recorded at fair value.

Fairway Transaction

•	the acquisition of outdoor advertising businesses FMG Valdosta, LLC and FMG Kentucky, LLC (together, the “Fairway Transaction”) for a purchase price of $43.1 million;

•	the distribution of $1.2 million for costs associated with the Fairway Transaction;

•	the impact of additional debt financing by MediaCo to fund the Fairway Transaction;

•	the issuance of 220,000 Series A Convertible Preferred Stock to SG Broadcasting in return for $22.0 million in cash;

•	the step up to fair value of the assets acquired as part of the Fairway Transaction; and

•	the estimated impact on the acquired company’s financial information of the conversion from ASC 840 to ASC 842 (Leases) to align with MediaCo’s adoption of the standard on March 1, 2019.

The acquired company has historically had a fiscal year end of December 31 and therefore the financial information included in the combined condensed statement of operations for the year ended February 28, 2019 is the information of the acquired company for the year ended December 31, 2018.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

	Registrant	Pro Forma Adjustments- Emmis Transaction	Notes	Acquiree	Pro Forma Adjustments- Fairway Transaction	Notes	Pro Forma
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$2,096	(A)	$-	$332	(H)	$2,428
Accounts receivable, net	10,029	-		1,603	73	(I)	11,705
Prepaid expenses	1,113	-		823	(823)	(J)	1,113
Other	216	-		2,737	(2,499)	(K)	454
Total current assets	11,358	2,096		5,163	(2,917)		15,700
PROPERTY AND EQUIPMENT, NET	1,895	-		25,932	4,213	(L)	32,040
INTANGIBLE ASSETS AND GOODWILL, NET	63,853	-		6,437	10,211	(M)	80,501

OTHER ASSETS:
Deferred tax assets	5,125	(5,125)	(B)	-	-		-
Operating lease right of use assets	11,659	-		-	15,249	(N)	26,908
Deposits and other	343	-		16	-		359
Total other assets	17,127	(5,125)		16	15,249		27,267
Total assets	$94,233	$(3,029)		$37,548	$26,756		$155,508

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,551	$8,197	(C)	$907	$(401)	(O)	$10,254
Accrued salaries and commissions	583	-		-	-		583
Deferred revenue	936	-		546	214	(P)	1,696
Income taxes payable	1,405	(1,405)	(B)	-	-		-
Operating lease liabilities	2,312	-		-	824	(N)	3,136
Current portion of long-term debt	-	2,500	(D)	-	1,170	(Q)	3,670
Other	91	-		57	(57)	(J)	91
Total current liabilities	6,878	9,292		1,510	1,750		19,430
ASSET RETIREMENT OBLIGATION	-	-		-	6,463	(R)	6,463
OPERATING LEASE LIABILITIES, NET OF CURRENT	11,269	-		-	12,311	(N)	23,580
LONG-TERM DEBT, NET OF CURRENT	-	57,051	(D)	-	21,486	(Q)	78,537
OTHER NONCURRENT LIABILITIES	76	-		847	-		923
Total liabilities	18,223	66,343		2,357	42,010		128,933
COMMITMENTS AND CONTINGENCIES
SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED; 220,000 SHARES ISSUED AND OUTSTANDING ON A PRO FORMA BASIS	-	-		-	22,000	(S)	22,000
EQUITY:
Net parent company investment	76,010	(76,010)	(E)	35,191	(35,191)	(T)	-
Class A common stock, $.01 par value, 170,000,000 shares authorized; 1,683,286 shares issued and outstanding on a pro forma basis	-	17	(F)	-	-		17
Class B common stock, $.01 par value, 50,000,000 shares authorized; 5,413,197 shares issued and outstanding on a pro forma basis	-	54	(F)	-	-		54
Class C common stock, $.01 par value, 30,000,000 shares authorized; none issued on a pro forma basis	-	-		-	-		-
Additional paid-in capital and retained earnings	-	6,567	(G)	-	(2,063)	(U)	4,504
Total equity	76,010	(69,372)		35,191	(37,254)		4,575

Total liabilities and equity	$94,233	$(3,029)		$37,548	$26,756		$155,508

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended February 28, 2019

	Registrant	Pro Forma Adjustments- Emmis Transaction	Notes	Acquiree	Pro Forma Adjustments- Fairway Transaction	Notes	Pro Forma
	(In thousands, except per share data)
NET REVENUES	$43,091	$-		$13,398	-		$56,489
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	33,830	1,250	(V)	9,896	702	(Y)	45,678
Depreciation and amortization	1,318	-		2,855	(424)	(Z)	3,749
Loss on disposal of assets	56	-		282	-		338
Total operating expenses	35,204	1,250		13,033	278		49,765
OPERATING INCOME	7,887	(1,250)		365	(278)		6,724
OTHER INCOME	-	-		6	-		6
INTEREST EXPENSE	-	6,359	(W)	-	2,372	(AA)	8,731
INCOME BEFORE INCOME TAXES	7,887	(7,609)		371	(2,650)		(2,001)
PROVISION FOR INCOME TAXES	2,518	(2,283)	(X)	-	(795)	(W)	(560)
NET INCOME	$5,369	$(5,326)		$371	$(1,855)		$(1,441)
PREFERRED STOCK DIVIDENDS					$2,090		$2,090
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS							$(3,531)
NET INCOME PER SHARE - BASIC AND DILUTED						(BB)	$(0.50)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED						(BB)	7,096

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2019

	Historical	Pro Forma Adjustments- Emmis Transaction	Notes	Acquiree	Pro Forma Adjustments- Fairway Transaction	Notes	Pro Forma
	(In thousands, except per share data)
NET REVENUES	$35,487	$-		$10,344	$-		$45,831
OPERATING EXPENSES:		-
Operating expenses excluding depreciation and amortization expense	27,617	938	(V)	6,790	521	(Y)	35,866
Depreciation and amortization	970	-		2,191	(368)	(Z)	2,793
Loss on disposal of assets	-	-		292	-		292
Total operating expenses	28,587	938		9,273	153		38,951
OPERATING INCOME	6,900	(938)		1,071	(153)		6,881
OTHER INCOME	-	-		27	-		27
INTEREST EXPENSE	-	4,769	(W)	-	1,779	(AA)	6,548
INCOME BEFORE INCOME TAXES	6,900	(5,707)		1,098	(1,932)		332
PROVISION FOR INCOME TAXES	2,186	(1,712)	(X)	-	(580)	(W)	(106)
NET INCOME	$4,714	$(3,995)		$1,098	$(1,352)		$438
PREFERRED STOCK DIVIDENDS					$1,568		$1,568
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS							$(1,129)
NET INCOME PER SHARE - BASIC AND DILUTED						(BB)	$(0.16)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED						(BB)	7,096

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of the assets and liabilities acquired in the Fairway Transaction. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands).

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price will be completed when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary calculation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, customer relationships, and goodwill and (3) other changes to assets and liabilities.

Cash consideration	$43,108
Due from Seller	(106)
Total Consideration	$43,002

Accounts receivable	$1,676
Other current assets	132
Property, plant and equipment	30,145
Operating lease right-of-use assets	15,249
Goodwill	15,128
Intangibles	1,520
Other assets	16
Assets Acquired	$63,866

Accounts payable	$73
Accrued expenses and other current liabilities	433
Current portion of operating lease liabilities	824
Operating lease liabilities, less current portion	12,311
Asset retirement obligations	6,463
Deferred revenue	760
Liabilities Assumed	$20,864

Net Assets Acquired	$43,002

(A)	Pro forma adjustments include the following as a result of the Emmis Transaction:

Net proceeds from senior credit facility	$48,301
Net proceeds from sale of MediaCo Class B common stock	41,500
Net proceeds from SG Broadcasting Promissory Note	6,250
Less: Distribution of debt and equity net proceeds to Emmis	(91,843)
Less: Distribution for estimated transaction fees and expenses	(2,112)
Total pro forma adjustment	$2,096

(B)

Reflects the elimination of income tax balances because (i) Mediaco received a step-up in tax basis upon the completion of the Emmis Transaction, thereby eliminating the current book/tax differences as of the closing dates, and (ii) the recorded tax payable balance remained with Emmis upon closing of the Emmis Transaction.  We will obtain a valuation of the acquired assets and liabilities in the Emmis Transaction, which will be used to determine the tax basis in these assets and liabilities, giving rise to new deferred tax assets and liabilities. The unaudited pro forma condensed combined financial statements do not reflect the establishment of any new deferred tax balances because the valuation of the assets and liabilities has not been completed. However, upon completion, we expect that the tax basis of acquired intangible assets will exceed the book basis and give rise to a net deferred tax asset.

(C)

Reflects an adjustment for net working capital on the Emmis Transaction.  Pursuant to the Transaction Agreement, Emmis agreed to leave $5.0 million of net working capital in MediaCo and MediaCo will pay this amount to Emmis on the nine month anniversary of the closing date.  Furthermore, any net working capital balance in excess of $5.0 million belongs to Emmis.  The net working capital balance of the Registrant as of September 30, 2019 has been reflected in the pro forma balance sheet as an increase to accounts payable and accrued expenses with the offset to additional paid-in capital.  The current portion of operating lease liabilities and income taxes payable are excluded from the determination of net working capital.

(D)

Reflects $50.0 million of proceeds from borrowings under the senior credit facility, the $5.0 million Emmis Promissory Note, and the $6.25 million SG Broadcasting Promissory Note, which are offset by estimated debt issuance costs of $1.7 million. The senior credit facility bears interest at a rate equal to LIBOR + 7.5%, and matures no later than its fifth anniversary. The Emmis Promissory Note carries interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.00%, plus an additional 1.00% on any payment of interest in kind and, without regard to whether the Company pays such interest in kind, an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The Emmis Promissory Note is convertible, in whole or in part, into MediaCo Class A common stock at the option of Emmis beginning six (6) months after issuance and at a strike price equal to the thirty (30) day volume weighted average price of the MediaCo Class A common stock on the date of conversion. The Emmis Promissory Note contains a maturity date of the fifth anniversary of its issuance. The SG Broadcasting Promissory Note carries interest at a base rate equal to the interest on any senior credit facility, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. The SG Broadcasting Promissory Note is payable in interest in kind through maturity. Additionally, the SG Broadcasting Promissory Note is convertible, in whole or in part, into MediaCo Class A common stock at the option of SG Broadcasting beginning six (6) months after issuance and at a strike price equal to the thirty (30) day volume weighted average price of the MediaCo Class A common stock on the date of conversion. The current portion of long-term debt relates solely to the senior credit facility, of which 5% of the gross debt is required to be repaid each year.

(E)	Represents the reclassification of parent net investment to additional paid-in capital at closing of the Emmis Transaction.

(F)	Represents the par value of the issuance of 1,638,286 shares of MediaCo Class A common stock to Emmis, and 5,413,197 shares of MediaCo Class B common stock to SG Broadcasting.

(G)	Represents the adjustments to additional paid-in capital and retained earnings resulting from the Emmis Transaction, calculated as follows:

Issuance of shares (i)	$41,429
Distribution of debt and equity net proceeds to Emmis (ii)	(91,843)
Distribution for estimated transaction fees and expenses	(2,112)
Issuance of Emmis Promissory Note	(5,000)
Distribution of assets and liabilities that will remain with Emmis (iii)	(11,917)
Reclassification of NPI to APIC	76,010
Total pro forma adjustment	$6,567

(i)	Reflects the sale of 5,413,197 shares of Mediaco Class B common stock to Standard General for $41.4 million of net proceeds.
(ii)

Net proceeds from the sale of Mediaco Class B common stock and borrowings under the senior credit facility were distributed to Emmis.  This represents the adjustment to reflect $91.8 million of cash distributed to Emmis at closing.

(iii)	Represents the distribution of certain net working capital balances and income tax balances that were retained by Emmis.

(H)	Pro forma adjustments include the following as a result of the Fairway Transaction:

Net proceeds from senior credit facility	$22,656
Net proceeds from sale of convertible preferred stock	22,000
Less: Distribution of purchase price	(43,108)
Less: Distribution for estimated transaction fees and expenses	(1,216)
Total pro forma adjustment	$332

(I)	Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 1.

(J)	Reflects removal of prepaid site leases and accrued percentage leases in connection with the adoption of ASC 842 in Note (N)

(K)

Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 1, as well as reflecting a receivable recorded as of September 30, 2019, which was retained by the seller in connection with the Fairway Transaction. Additionally, this reflects a receivable due to MediaCo in connection with the Fairway Transaction relating to working capital settlements.

Asset retained by seller	$(2,406)
Fair value adjustment	(199)
Working capital settlement	106
Total pro forma adjustment	$(2,499)

(L)

Reflects an adjustment of $4.2 million to increase the basis in the acquired property, plant and equipment to its estimated fair value of $30.1 million. The estimated useful lives range from three to 39 years. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition and location of Fairway’s property, plant and equipment.

(M)

Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified customer relationships as a definite-lived intangible asset, with a three year useful life. The fair value of the customer relationship is valued using the multiperiod excess earnings method (“MPEEM”) of the income approach, which estimates value based on the present value of future economic benefits. The Company also acquired the ‘Fairway’ trade name which was valued using the relief from royalty method. This method is based on what a company would be willing to pay for a royalty in order to exploit the related benefits of the trade name. The value of the trade name is determined by discounting the inherent after-tax royalty savings associated with ownership or possession of the trade name. The trade name is an indefinite-lived intangible asset. Additionally, this reflects an adjustment to remove Fairway’s historical goodwill of $6.2 million and record goodwill associated with the transaction of $15.1 million as shown in Note 1.

Removal of existing goodwill	$(6,230)
Addition of goodwill associated with Fairway Transaction	15,128
Fair value adjustment	1,313
Total pro forma adjustment	$10,211

(N)	Reflects the implementation of ASC 842 as of the acquisition date of the Fairway Transaction as shown in the purchase price allocation in Note 1.

(O)	Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 1.

(P)	Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 1.

(Q)

Reflects $23.4 million of proceeds from borrowings under the senior credit facility, which are partially offset by estimated debt issuance costs of $0.8 million. The senior credit facility bears interest at a rate equal to LIBOR + 7.5%, and matures no later than its fifth anniversary. The current portion of long-term debt relates solely to the senior credit facility, of which 5% of the gross debt that is required to be repaid each year.

(R)

Reflects the discounted asset retirement obligation associated with removing certain billboard structures upon the termination of the lease on which the structure was erected, as shown in the purchase price allocation in Note 1.

(S)	Reflects the issuance of 220,000 shares of Series A cumulative convertible participating preferred stock to SG broadcasting for $22 million, classified as mezzanine equity.

(T)	Represents the reclassification of parent net investment to additional paid-in capital at closing of the Fairway Transaction.

(U)	Represents the adjustments to additional paid-in capital and retained earnings resulting from the Fairway Transaction, calculated as follows:

Distribution of purchase price	$(43,108)
Distribution for estimated transaction fees and expenses	(1,216)
Distribution of assets retained by seller in Fairway Transaction, net (i)	(2,300)
Purchase price allocation of assets and liabilities acquired in Fairway Transaction (ii)	9,370
Reclassification of NPI to APIC	35,191
Total pro forma adjustment	$(2,063)

(i)	Reflects the net effect of the receivable retained at closing by the seller in the Fairway Transaction and the net working capital adjustment due to MediaCo.
(ii)	Reflects the estimated impact of the purchase price allocation for the Fairway Transaction in Note 1.

(V)

Reflects the pro rata portion of the $1.25 million annual management fee to Emmis.  Included in the historical amounts are certain allocated costs from Emmis.  While the annual management fee is intended to replace a portion of these expenses, these expenses are not being eliminated in the pro forma financial statements.  These allocated costs, included in operating expenses, excluding depreciation and amortization in the accompanying combined financial statements were as follows for each period presented:

	Nine Months September 30, 2019	Twelve Months February 28, 2019
Allocated charges from Emmis	$1,711	$2,894

(W)

Reflects interest expense related to the senior credit facility, the Emmis Promissory Note, the SG Broadcasting Promissory Note, amortization of the associated deferred debt issuance costs, and agent monitoring fees.  The interest expense has been calculated based on the estimated rate for borrowings under the senior credit of 9.5%, along with an estimated $1.7 million of debt issuance costs amortized over the term of the senior credit facility.  The borrowing rate under the senior credit facility is LIBOR + 7.50% with a 2.00% LIBOR floor. The interest rates for the Emmis Promissory Note and the SG Broadcasting Promissory Note are the same as the senior credit facility. Since LIBOR is currently below 2%, we have used 2.00% as the applicable LIBOR for these pro forma statements. A 1/8 percent variance in our assumed interest rate would cause our annual interest expense to increase by $72 thousand. There would be no decrease due to the 2.00% LIBOR floor.

(X)

Reflects the impact of the pro forma adjustments on income tax calculated using our statutory tax rate of 30% for all periods presented.  This represents our U.S. statutory rate during these periods, which differs from our effective rate and does not include the tax impact of valuation allowances.

(Y)	Accretion of the asset retirement obligation accretion, which totals $0.7 million for the year ended February 28, 2019, and $0.5 million for the nine-month period ended September 30, 2019.

There are also corporate allocations included in the financial statements for the Fairway Transaction. These allocated costs, included in operating expenses, excluding depreciation and amortization, and other income, were as follows for each period presented:

	Nine Months September 30, 2019	Twelve Months February 28, 2019
Allocated charges included in operating expenses	$471	$1,217
Allocated charges included in other income	27	6
Total allocated charges	$444	$1,211

(Z)

Reflects the adjustment to depreciation and amortization based on preliminary fair values and useful lives. The estimated useful lives range from three to 39 years. The fair value and useful lives calculations are preliminary and subject to change after the Company finalizes its review of the specific type, nature, age, condition and location of Fairway’s property, plant and equipment. The following table summarizes the changes in the estimated depreciation expense.

	Nine Months Setpember 30, 2019	Twelve Months February 28, 2019
Estimated depreciation expense	$1,823	$2,431
Historical depreciation expense	(2,191)	(2,855)
Proforma adjustment to depreciation expense	$(368)	$(424)

(AA)

Reflects interest expense related to the senior credit facility, and amortization of the associated deferred debt issuance costs.  The interest expense has been calculated based on the estimated rate for borrowings under the senior credit of 9.5%, along with an estimated $0.8 million of debt issuance costs amortized over the term of the senior credit facility.  The borrowing rate under the senior credit facility is LIBOR + 7.50% with a 2.00% LIBOR floor. Since LIBOR is currently below 2%, we have used 2.00% as the applicable LIBOR for these pro forma statements. A 1/8 percent variance in our assumed interest rate would cause our annual interest expense to increase by $29 thousand. There would be no decrease due to the 2.00% LIBOR floor.

(BB)

We have calculated earnings per share based on assuming 7,096,483 shares were outstanding for the full period.  This represents 1,683,286 shares of MediaCo Class A common stock issued to Emmis and subsequently distributed to Emmis’ shareholders on a pro rata basis, and 5,413,197 shares of MediaCo Class B common stock purchased by Standard General for $41.5 million in cash.